   As filed with the Securities and Exchange Commission on November 12, 1998

                                                       Registration No. 333-1952
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                                XETEL CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       75-229445
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                              2105 GRACY FARMS LANE
                                AUSTIN, TX 78758
               (Address of principal executive offices) (Zip Code)

                                   ----------

                             1992 STOCK OPTION PLAN
                            (Full title of the Plan)

                                  ------------

                              ANGELO A. DECARO, JR.
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                               XETEL CORPORATION
                    2105 GRACY FARMS LANE, AUSTIN, TX 78758
                     (Name and address of agent for service)
                                 (512) 435-1000
          (Telephone number, including area code, of agent for service)

                                   -----------

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.


================================================================================

                                  RE-ALLOCATION

On March 5, 1996, Registrant registered 1,750,000 shares of Common Stock reserved for issuance under the XeTel Corporation 1992 Stock Option Plan (the "1992 Plan") on a Form S-8 Registration Statement with the Securities Exchange Commission, Registration Number 333-1952. 1,412,100 shares of Common Stock were transferred from the 1992 Plan to the XeTel Corporation 1997 Stock Incentive Plan (the "Successor Plan"), which is the successor to the 1992 Plan. Therefore, Registrant is hereby re-allocating 1,412,100 of the previously registered shares under the 1992 Plan to the Successor Plan, with such re-allocation to be effective immediately upon the filing of this Post-Effective Amendment. Registrant will re-register said 1,412,100 shares under the Successor Plan on a new Form S-8 Registration Statement. No further option grants or stock issuances will be made under the 1992 Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Austin, State of Texas, on this 12th day of November, 1998.

                                        XETEL CORPORATION




                                        By: /s/ Angelo A. DeCaro, Jr.
                                            ------------------------------------
                                            Angelo A. DeCaro, Jr.
                                            President, Chief Executive Officer
                                            and Director


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                                     Title                                  Date
---------                                     -----                                  ----
/s/ Angelo A. DeCaro, Jr.                     President, Chief Executive             November 12, 1998
------------------------------------          Officer and Director
Angelo A. DeCaro, Jr.                         (Principal Executive Officer)


/s/ Richard S. Chilinski*                     Vice President, Chief Financial        November 12, 1998
------------------------------------          Officer and Assistant Secretary
Richard S. Chilinski                          (Principal Financial and
                                              Accounting Officer)


/s/ Ronald W. Guire*                          Chairman of the Board of Directors     November 12, 1998
------------------------------------
Ronald W. Guire



/s/ Sam L. Densmore                           Director                               November 12, 1998
------------------------------------
Sam L. Densmore



/s/ Kozo Sato*                                Director                               November 12, 1998
------------------------------------
Kozo Sato



/s/ Alan R. Schuele                           Director                               November 12, 1998
------------------------------------
Alan R. Schuele



*By /s/ Angelo A. DeCaro, Jr.                                                        November 12, 1998
   ---------------------------------
      Angelo A. DeCaro, Jr.
      Attorney-in-Fact



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